Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119637) pertaining to the Kaydon Corporation Employee Stock Ownership and Thrift Plan of Kaydon Corporation of our report dated June 23, 2009, with respect to the financial statements and schedule of the Kaydon Corporation Employee Stock Ownership and Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ Ernst and Young LLP
Detroit, Michigan
June 23, 2009

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